Exhibit 10.1

Volta Inc.

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is made as of August 26, 2021, by and between Volta Inc., a Delaware corporation (the “Company”), and [_________] (“Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in Indemnitee’s current capacity with the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third-Party Proceedings. To the fullest extent permitted by applicable law, as such may be amended from time to time, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in the Company’s favor), against all Expenses, judgments, fines, losses, liabilities, penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Success on the Merits. To the fullest extent permitted by applicable law and to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in a Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law. If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d) Witness Expenses. To the fullest extent permitted by applicable law and to the extent that Indemnitee is a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.

2. Indemnification Procedure.

(a) Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding within thirty (30) days after receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.

(b) Notice and Cooperation by Indemnitee. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter for which indemnification will or could be sought under this Agreement. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding, shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 13(e) below. In addition, Indemnitee shall give the Company such additional information and cooperation as the Company may reasonably request. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is adversely affected by such failure.

(c) Determination of Entitlement.

(i) Final Disposition. Notwithstanding any other provision in this Agreement, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

(ii) Determination and Payment. Subject to the foregoing, promptly after receipt of a statement requesting payment with respect to the indemnification rights set forth in Section 1, to the extent required by applicable law, the Company shall take the steps necessary to authorize such payment in the manner set forth in Section 145 of the Delaware General Corporation Law. The Company shall pay any claims made under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification or advancement of Expenses, within thirty (30) days after a written request for payment thereof has first been received by the Company, and if such claim is not paid in full within such thirty (30) day-period, Indemnitee may, but need not, at any time thereafter bring an action against the Company in the Delaware Court of Chancery to recover the unpaid amount of the claim and, subject to Section 12, Indemnitee shall also be entitled to be paid for all Expenses actually and reasonably incurred by Indemnitee in connection with bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses under Section 2(a)) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption with clear and convincing evidence to the contrary. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, in the case of a criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. In addition, it is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. If any requested determination with respect to entitlement to indemnification hereunder has not been made within ninety (90) days after the final disposition of the Proceeding, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

(iii) Change of Control. Notwithstanding any other provision in this Agreement, if a Change of Control has occurred, any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law shall be Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, will render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Counsel representing other indemnitees under agreements similar to this Agreement.

(d) Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall provide to Indemnitee: (i) copies of all potentially applicable directors’ and officers’ liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(f) Defense of Claim and Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to advance Expenses with respect to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do, and upon Indemnitee providing signed, written consent to such assumption, which shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. In addition, if there exists a potential, but not an actual conflict of interest between the Company and Indemnitee, the actual and reasonable legal fees and expenses incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the Proceeding (so that such counsel may assume Indemnitee’s defense if the conflict of interest between the Company and Indemnitee becomes an actual conflict of interest) shall be deemed to be Expenses that are subject to indemnification hereunder. The existence of an actual or potential conflict of interest, and whether such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. The Company shall not be required to obtain the consent of Indemnitee for the settlement of any Proceeding the Company has undertaken to defend if the Company assumes full and sole responsibility for each such settlement; provided, however, that the Company shall be required to obtain Indemnitee’s prior written approval, which shall not be unreasonably withheld, before entering into any settlement which (1) does not grant Indemnitee a complete release of liability, (2) would impose any penalty or limitation on Indemnitee, or (3) would admit any liability or misconduct by Indemnitee.

3. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

(c) Interest on Unpaid Amounts. If any payment to be made by the Company to Indemnitee hereunder is delayed by more than ninety (90) days from the date the duly prepared request for such payment is received by the Company, interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Company.

(d) Third-Party Indemnification. The Company hereby acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Third-Party Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Company to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.

(e) Indemnification of Control Person. If (i) Indemnitee is or was affiliated with one or more of the Company’s current or former stockholders that may be deemed to be or to have been a controlling person of the Company (each a “Control Person”), (ii) a Control Person is, or is threatened to be made, a party to or a participant (including as a witness) in any Proceeding, and (iii) the Control Person’s involvement in the Proceeding is related to Indemnitee’s service to the Company as a director of the Company, or arises from the Control Person’s status or alleged status as a controlling person of the Company resulting from such Control Person’s affiliation with Indemnitee, then the Control Person shall be entitled to all of the indemnification rights and remedies under this Agreement to the same extent as Indemnitee.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

5. Director and Officer Liability Insurance.

(a) D&O Policy. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

(b) Tail Coverage. In the event of a Change of Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7. Exclusions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a Proceeding to which Indemnitee was, is or is threatened to be made, a party;

(b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Unlawful Payments. To indemnify Indemnitee for Expenses to the extent it is determined by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, that such indemnification is unlawful;

(d) Certain Conduct. To indemnify Indemnitee for Expenses on account of Indemnitee’s conduct that is established by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, as knowingly fraudulent;

(e) Insured Claims. To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under an insurance policy maintained by the Company; or

(f) Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Expenses that are subject to indemnification hereunder.

8. Contribution Claims.

(a) If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, fines, losses, liabilities, penalties, or amounts paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding Section 8(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses, judgments, fines, losses, liabilities, penalties and amounts paid in settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines, losses, liabilities, penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines, losses, liabilities, penalties or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) With respect to a Proceeding brought against directors, officers, employees or agents of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee from any claims for contribution that may be brought by any such directors, officers, employees or agents of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.

9. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

10. Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors of the Enterprise or any counsel selected by any committee of the Board of Directors of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the Board of Directors of the Enterprise or any committee thereof. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

11. Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

(b) “Change of Control” shall be deemed to occur upon the earliest of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change of Control under part (iii) of this definition.

(ii) Change in Board of Directors. Individuals who, as of the date of this Agreement, constitute the Company’s Board of Directors (the “Board”), and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date of this Agreement (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board.

(iii) Corporate Transaction. The effective date of a reorganization, merger, or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board or other governing body of the surviving entity; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv) Liquidation. The approval by the Company’s stockholders of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions).

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item or any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.

(c) “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Enterprise” means the Company and any other enterprise that Indemnitee was or is serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the foregoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) “Independent Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c)(iii), who will not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h) “Person” shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any direct or indirect majority owned subsidiaries of the Company; (iii) any employee benefit plan of the Company or any direct or indirect majority owned subsidiaries of the Company or of any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company (an “Employee Benefit Plan”); and (iv) any trustee or other fiduciary holding securities under an Employee Benefit Plan.

(i) “Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Company or its Board of Directors or a committee thereof, whether in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent of any other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

(j) In addition, references to “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; references to “include” or “including” shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.

12. Attorneys’ Fees. In the event that any Proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. In the event of a Proceeding instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Binding Effect. Without limiting any of the rights of Indemnitee described in Section 3(b), this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy or by electronic means will have the same force and effect as execution of an original, and a facsimile, scanned or electronically generated signature will be deemed an original and valid signature.

(i) No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

(j) Company Position. The Company shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(k) Subrogation. Subject to Section 3(d), in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

The parties have executed this Indemnification Agreement as of the date first set forth above.

the company:

Volta Inc.

By:
(Signature)

Name:
Title:

Address:

AGREED TO AND ACCEPTED:

INDEMNITEE:

(PRINT NAME)

(Signature)

Address:

Email: